UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2019

LEGACY ACQUISITION, CORP.

(Exact name of registrant as specified in its charter)

DELAWARE	001-38296	81-3674868
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1308 Race Street Suite 200
Cincinnati, Ohio 45202
(Address of principal executive offices, including zip code)

(505) 820-0412
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one Warrant to purchase one-half of one share of Class A common stock	LGC.U	New York Stock Exchange
Class A common stock, par value $0.0001 per share	LGC	New York Stock Exchange
Warrants, exercisable for one-half of one share of Class A common stock for $5.75 per half share, or $11.50 per whole share	LGC.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amended Seller Note

In connection with the Amended and Restated Share Exchange Agreement, dated as of December 2, 2019 (the “Share Exchange Agreement”), between Legacy Acquisition Corp., a Delaware corporation (“Legacy” or the “Company”), and Blue Valor Limited, a company incorporated in Hong Kong (the “Seller”) and an indirect, wholly-owned subsidiary of Blue Focus Intelligent Communications Group Ltd. (the transaction contemplated by the Share Exchange Agreement, the “Business Combination”), on December 17, 2019, Legacy issued an amended and restated note (the “Amended Seller Note”) to the Seller that amended and restated the note, dated October 23, 2019, for the original principal amount of $979,155.40, issued by Legacy to the Seller (the “Original Seller Note”). Under the Amended Seller Note, Legacy increased the aggregate principal amount to $1,958,310.80 and provided for a process whereby Legacy may request additional borrowings under the Amended Seller Note. Borrowings under the Amended Seller Note will continue to bear interest at a rate equal to the 1 month USD LIBOR interest rate, plus 1.5% accruing from the date of the applicable borrowings. The Original Seller Note was issued in connection with the approval by Legacy’s stockholders of an amendment to Legacy’s amended and restated certificate of incorporation (the “Extension Amendment”) extending the date to which Legacy has to consummate a business combination from November 21, 2019 to December 21, 2019, with an option for Legacy to further extend such date up to five times (each an “Extension”), initially to January 21, 2020 and thereafter by up to four additional 30-day periods ending on May 20, 2020 (the “Extended Date”). The Amended Seller Note was issued in connection with the Extension of the date by which Legacy has to consummate a business combination from December 21, 2019, to January 21, 2020 (the “First Extension”).

Consistent with the Company’s proxy materials relating to the special meeting held on October 22, 2019, on December 19, 2019, Legacy made a cash contribution (“Contribution”) in respect of the First Extension to the trust account in an amount equal to $0.03 for each share Class A common stock then outstanding. As of December 19, 2019, there were 29,305,180 shares of Class A common stock issued and outstanding, which equaled an aggregate amount of $879,155.40.

Under the terms of the Share Exchange Agreement, the Seller agreed to loan (each, a “Seller Loan”) to Legacy the amount of the Contributions to be made by Legacy in connection with the Extension Amendment, and for each Extension thereafter; provided, however, that the Seller is not required to make any loan to Legacy with respect to any Extension for the purpose of consummating an initial business combination other than the Business Combination. In addition, the Seller agreed that the Seller Loans may include additional amounts to cover certain costs and expenses that Legacy will reasonably incur in connection with the continuation of operations until the earlier of the consummation of the Business Combination or the Extended Date and the total of all such costs and expenses shall not exceed a total of $300,000 in the aggregate for all Extensions through the Extended Date. No Seller Loan may exceed $1,000,000 in the aggregate (including loans to fund costs and expenses). The aggregate principal amount of $1,958,310.80 under the Amended Seller Note consists of (a) a new loan as of December 17, 2019 to fund the Company’s Contributions to the trust account of $879,155.40 as a result of the First Extension, plus $100,000 to fund the costs and expenses that Legacy reasonably expects to incur in connection with the continuation of operations until the earlier of the consummation of the Business Combination or the Extended Date, plus (b) the aggregate principal amount of the Original Seller Note (and all accrued interest thereon since the date of the initial Seller Loan).

The Seller Loans under the Amended Seller Note will continue to be forgiven by the Seller if the closing of the Business Combination does not occur and the trust account liquidates, except to the extent of any funds that are available to Legacy (i) after such liquidation in accordance with the trust agreement, or (ii) from any other source. The amount of the Seller Loans will be repayable by the Company to the Seller upon consummation of the Business Combination.

Should Legacy elect and/or the Seller request that Legacy further extend the date by which it has to consummate the Business Combination to February 20, 2020 or thereafter for up to three additional 30-day periods ending on the Extended Date, Legacy will publicly announce its decision no later than the close of business on the last day of the then-current Extension period. In addition, Legacy will make additional Contributions of $0.03 per outstanding public share for each period of the Extension by Legacy at its option and/or at the Seller’s request by up to four additional 30-day periods ending on the Extended Date. As a result, assuming the current number of shares of Class A common stock issued and outstanding, Legacy will make a Contribution in the amount of $879,155.40 to the trust account prior to the beginning of each Extension, which Contributions Legacy intends to borrow from the Seller under the terms of the Share Exchange Agreement. If, however, the Seller does not request an Extension to February 20, 2020 or any Extension thereafter and Legacy also determines not to make an additional Extension or its board of directors otherwise determines that it will not be able to consummate an initial business combination by the Extended Date and does not wish to have an additional Extension, Legacy’s board of directors would wind up its affairs and redeem 100% of the outstanding public shares.

A copy of the Amended Seller Note is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Important Information About the Business Combination and Where to Find It

In connection with the proposed Business Combination, Legacy filed a preliminary proxy statement with the SEC on December 2, 2019, and intends to file a definitive proxy statement with the SEC. Legacy’s stockholders and other interested persons are advised to read the preliminary proxy statement and the amendments thereto and other relevant materials to be filed in connection with the Business Combination with the SEC, including, when available, a definitive proxy statement on Schedule 14A and documents incorporated by reference therein, as these materials will contain important information about the Business Combination. When available, the definitive proxy statement and other relevant materials for the Business Combination will be mailed to stockholders of Legacy as of a record date to be established for voting on the Business Combination. Stockholders will also be able to obtain copies of the preliminary proxy statements, the definitive proxy statements and other documents filed with the SEC that will be incorporated by reference therein, without charge, once available, at the SEC’s web site at www.sec.gov, or by directing a request to: Legacy Acquisition Corp., 1308 Race Street, Suite 200, Cincinnati, Ohio 45202, Attention: Secretary, (513) 618-7161.

Participants in the Solicitation

Legacy and its directors and executive officers may be deemed participants in the solicitation of proxies from Legacy’s stockholders with respect to the Business Combination. A list of the names of those directors and executive officers and a description of their interests in Legacy will be contained in Legacy’s definitive proxy statement that will be filed with respect to the Business Combination and in its annual report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the SEC and is available free of charge at the SEC’s web site at www.sec.gov, or by directing a request to: Legacy Acquisition Corp., 1308 Race Street, Suite 200, Cincinnati, Ohio 45202, Attention: Secretary, (513) 618-7161. Additional information regarding the interests of such participants will be contained in the proxy statement for the Business Combination when available.

The Seller, Blue Focus Intelligent Communications Group, and their respective directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of Legacy in connection with the Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the Business Combination will be included in Legacy’s definitive proxy statement that will be filed with respect to the Business Combination.

Forward-Looking Statements:

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Legacy’s and the Blue Impact business’ actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “propose,” “plan,” “contemplate,” “may,” “will,” “shall,” “would,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” “positioned,” “goal,” “conditional” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Legacy’s expected Contributions to the trust account in respect of future Extensions (if any), Legacy’s intention to borrow the funds for any such Contributions from the Seller, and the timing of payment of any such Contributions.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Legacy’s and the Blue Impact business’ control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Share Exchange Agreement, (2) the outcome of any legal proceedings that may be instituted against Legacy and other transaction parties following the announcement of the Share Exchange Agreement and the transactions contemplated therein; (3) the inability to complete the proposed Business Combination, including due to failure to obtain approval of the stockholders of Legacy or other conditions to closing in the Share Exchange Agreement; (4) the occurrence of any event, change or other circumstance that could otherwise cause the Business Combination to fail to close; (5) the receipt of an unsolicited offer from another party for an alternative business transaction that could interfere with the proposed Business Combination; (6) the risk that the proposed Business Combination disrupts current plans and operations as a result of the announcement and consummation of the proposed Business Combination; (7) costs related to the proposed Business Combination; (8) changes in applicable laws or regulations; (9) the aggregate number of Legacy shares requested to be redeemed by Legacy’s stockholders in connection with the proposed Business Combination; (10) the ability of the Blue Impact business to ameliorate or otherwise mitigate its existing material weaknesses and any material weaknesses in internal control over financial reporting or significant deficiencies that may be identified in the future; and (11) other risks and uncertainties indicated from time to time in the proxy statement relating to the proposed Business Combination, including those under “Risk Factors” therein, and in Legacy’s other filings with the SEC. Legacy cautions that the foregoing list of factors is not exhaustive. Legacy cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Legacy does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

No Offer or Solicitation

This Current Report on Form 8-K shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination. This Current Report on Form 8-K shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act, or an exemption therefrom.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1	Promissory Note dated as of December 17, 2019 issued by Legacy Acquisition Corp. to Blue Valor Limited.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGACY ACQUISITION CORP.

Dated: December 23, 2019	By:	/s/ William C. Finn
	Name:	William C. Finn
	Title:	Chief Financial Officer

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